                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 14, 2002

                               Agere Systems Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                1-16397                                   22-3746606
       (Commission File Number)                (IRS Employer Identification No.)

       1110 American Parkway NE                              18109
        Allentown, Pennsylvania                           (Zip Code)
(Address of principal executive offices)

                                 (610) 712-6011
                         (Registrant's Telephone Number)

Item 5. Other Events.

      Agere Systems Inc. ("Agere") announced today that it will exit its optoelectronics business, which represented about 10 percent of the company's total revenues in the June quarter of fiscal 2002. Agere is seeking a buyer for all or parts of this business, but will discontinue optoelectronics operations no later than June 30, 2003.

The company will discontinue or sell operations in its facilities in Dallas, Texas, Alhambra and Irwindale, Calif.; and Matamoros, Mexico. As a result of this exit and the previously announced sale of the analog line card business, the company will not move manufacturing operations from its Reading and Breinigsville Pa., facilities to the Allentown, Pa. facility as previously planned. The company will also move its remaining IC wafer fabrication in Allentown to Orlando, Florida enabling it to consolidate all of its U.S. manufacturing operations in one facility.

Item 9. Regulation FD Disclosure.

Exhibit
Number      Description

99.1        Press release released August 14,2002
99.2        Webcast slide presentation

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    AGERE SYSTEMS INC.



Date: August 14, 2002               By:   /s/ Mark T. Greenquist
                                    Name:  Mark T. Greenquist
                                    Title: Executive Vice President and
                                           Chief Financial Officer